                                 First Amendment
                                       TO
                         National Steel Credit Agreement

          This First Amendment (the "First Amendment"), dated as of December 10, 2001, by and among National Steel Corporation, a Delaware corporation (the "Borrower"), the Requisite Lenders (as defined below), the Issuers (as defined below), Citicorp USA, InC. ("CUSA"), as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent"), Fleet Capital Corporation ("Fleet") and The CIT Group/business Credit, Inc. ("CIT") as Documentation Agents, Heller Financial, Inc. ("Heller") and GMAC Business Credit, Llc ("GMAC") as Syndication Agents, The Fuji Bank, Limited ("Fuji") as Co-Arranger, and Salomon Smith Barney Inc. as Sole Book Manager and Sole Lead Arranger, to that certain Credit Agreement dated as of September 28, 2001 by and among the Borrower, the Administrative Agent, the Documentation Agents, the Syndication Agents, the Co-Arranger, the Lenders and Issuers, and SSBI (the "Credit Agreement"; capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement).

                              W i t n e s s e t h:

          Whereas, the Borrower, the Requisite Lenders, the Administrative Agent, the Documentation Agents and the Syndication Agents are parties to the Credit Agreement and, as of the date hereof, the Requisite Lenders collectively hold Commitments aggregating more than 50% of the aggregate outstanding amounts of the Commitments; and

          Whereas, the parties hereto wish to amend the terms of the Credit Agreement as set forth herein;

          Now, therefore, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Amendment to Article II The Facilities. Section 2.13 of Article II of the Credit Agreement is hereby amended in its entirety by replacing the entire subsection (f) as follows:

               (f) Collateral Proceeds. The Borrower hereby irrevocably waives the right to direct, after the occurrence and during the continuance of an Event of Default, the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agrees that the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies), shall (x) deliver a Blockage Notice to each Deposit Account Bank and (y) apply all payments in respect

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          of any Obligations and all funds on deposit in any Cash
          Collateral Account (including all proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) and all other proceeds of Collateral in the following order:

                    (i) first, to pay interest on and then
               principal of any portion of the Revolving Loans that the Administrative Agent or any of its Affiliates may have advanced on behalf of any Lender for which the Administrative Agent or such Affiliate has not then been reimbursed by such Lender or the Borrower;

                    (ii) second, to pay interest on and then
               principal of any Swing Loan;

                    (iii) third, to pay any cash management fee
               or any Obligation due under any Hedging Contract with any Lender or any of its Affiliates that (x) the Administrative Agent is fully aware of at the time of entry into such cash management arrangement or Hedging Contract, as the case may be, and (y) for which an appropriate amount has been reserved for by the Administrative Agent at or about such time as the entry into such cash management arrangement or Hedging Contract, as the case may be;

                    (iv) fourth, to pay Obligations in respect of
               any expense reimbursements or indemnities then due the Administrative Agent or any of its Affiliates;

                    (v) fifth, to pay Obligations in respect of
               any expense reimbursements or indemnities then due to the Lenders and the Issuers;

                    (vi) sixth, to pay Obligations in respect of
               any fees then due to the Administrative Agent or any of its Affiliates, the Lenders and the Issuers;

                    (vii) seventh, to pay interest then due and
               payable in respect of the Loans and Reimbursement
               Obligations;

                    (viii) eighth, to pay or prepay principal
               payments on the Loans and Reimbursement
               Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3

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               (Actions in Respect of Letters of Credit), ratably
               to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, to the ratable payment of all other Obligations; and

                    (ix) ninth, to pay any other cash management
               fee or any Obligation due under any Hedging
               Contract with any Lender or any of its Affiliates for which no payment has been made in respect of
               (iii) hereinabove;

          provided, however, that, if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses (i) through (ix) above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in this clause (f) and the related provisions hereof are set forth solely to determine the rights and priorities of the Administrative Agent, the Swing Loan Lender, the Lenders, the Issuers and other Secured Parties as among themselves. The order of priority set forth in clauses (i) through (ix) hereinabove may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party which is not a Lender or Issuer or any other Person. The order of priority set forth in clauses (i) through (v) above may be changed only with the prior written consent of the Administrative Agent in addition to the Requisite Lenders.

     Section 2. Amendment to Article XI Miscellaneous. Section 11.2 of Article XI of the Credit Agreement is hereby amended by adding the phrase "if such Eligible Assignee is not an existing Lender," immediately after the "(ii)" in subsection (a).

     Section 3. Conditions of Effectiveness. This First Amendment shall become effective when, and only when, the Administrative Agent shall have received copies of this First Amendment duly executed by the Borrower and Lenders constituting the Requisite Lenders.

     Section 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each Lender that this First Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. After giving effect to this First Amendment, each of the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement is true and correct on and as of the date hereof, and no Default or Event of Default has occurred and is continuing.

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     Section 5. Reference to the Effect on the Loan Documents.

          (a) Upon the effectiveness of this First Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

          (b) Except as specifically amended herein, the Credit Agreement and all other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed.

          (c) The Borrower reaffirms its prior grant under the Pledge and Security Agreement of a valid and continuing security interest in, lien on, and right of set-off against, all of the Collateral of the Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located, and the priority of the Administrative Agent's Lien as prior to all other Liens on the Collateral except for Customary Permitted Liens.

          (d) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any covenant, agreement or provision of any of the Loan Documents.

     Section 6. Guarantors' Consent. Each Guarantor hereby consents to, and agrees to be bound by, the terms of the Credit Agreement as amended hereby and agrees that the terms of this Amendment shall not affect in any way its obligations and liabilities under the Loan Documents, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

     Section 7. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     Section 8. Governing Law. This First Amendment shall be governed by and construed in accordance with the law of the State of New York.

     Section 9. Headings. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

                            [Signature Page Follows]

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          In witness whereof, the parties hereto have caused this First
Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date first above written.

                                      National steel corporation,
                                         as Borrower


                                      By:
                                          --------------------------------------
                                          Title:


                                      Citicorp USA, Inc.,
                                         as Administrative Agent


                                      By:
                                          --------------------------------------
                                          Title:


                                      Heller Financial, Inc.
                                         as Syndication Agent


                                      By:
                                          --------------------------------------
                                          Title:


                                      GMAC Business Credit, LLC
                                         as Syndication Agent


                                      By:
                                          --------------------------------------
                                          Title:


                                      Fleet Capital Corporation
                                         as Documentation Agent


                                      By:
                                          --------------------------------------
                                          Title:


                                      The CIT Group/ Business Credit, Inc.
                                         as Documentation Agent


                                      By:
                                          --------------------------------------
                                          Title:


                                      The Fuji Bank, Limited
                                         as Co-Arranger


                                      By:
                                          --------------------------------------
                                          Title:

          [Signature Page For First Amendment To The Credit Agreement]

                                      Citibank, N.a.
                                         as Issuer


                                      By:
                                          --------------------------------------
                                          Title:


                                      Lenders:


                                      Citicorp Usa, Inc.


                                      By:
                                          --------------------------------------
                                          Title:


                                      National City Commercial Finance, Inc.


                                      By:
                                          --------------------------------------
                                          Title:


                                      The Fuji Bank, Limited


                                      By:
                                          --------------------------------------
                                          Title:


                                      Heller Financial, Inc.


                                      By:
                                          --------------------------------------
                                          Title:


                                      Fleet Capital Corporation


                                      By:
                                          --------------------------------------
                                          Title:


                                      The CIT Group/business Credit, Inc.


                                      By:
                                          --------------------------------------
                                          Title:


                                      GMAC Business Credit, LLC


                                      By:
                                          --------------------------------------
                                          Title:

          [Signature Page For First Amendment To The Credit Agreement]

                                      Arranger:


                                      SALOMON SMITH BARNEY INC.


                                      By:
                                          -----------------------------------
                                          Title:

Consented to, Acknowledged and
   Agreed as of December 10, 2001


National Steel Pellet Company,
   as Guarantor


By:
   --------------------------------------
   Name:
   Title:


NS Holdings Corporation,
   as Guarantor


By:
   --------------------------------------
   Name:
   Title:


ProCoil Corporation,
   as Guarantor


By:
   --------------------------------------
   Name:
   Title:


National Steel Funding Corporation,
   as Guarantor


By:
   --------------------------------------
   Name:
   Title:

          [Signature Page For First Amendment To The Credit Agreement]